SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant    [X]

Filed by a party other than the registrant   [  ]

Check the appropriate box:
[  ]  Preliminary proxy statement
[  ]  Definitive proxy statement
[X ]  Definitive additional materials
[  ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e) (2))

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:
         (2)   Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)   Proposed maximum aggregate value of transaction:
         (5)   Total fee paid:

[  ]   Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing party:

         (4)   Date filed:

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.
                           500 East Broward Boulevard
                            Ft. Lauderdale, FL 33394


                              IMPORTANT INFORMATION
                                  REGARDING THE
                         ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------
                                                                   April 3, 1998

Dear Shareholder:

The Annual Meeting of Shareholders has been adjourned until Thursday, April 23, 1998, in order to give shareholders additional time to vote. If you have not yet done so, it is critical that you vote your proxy. All votes are vital no matter how many shares you hold. The Proposals on the enclosed proxy ballot have been unanimously recommended by the Fund's Board of Directors and have received the overwhelming approval of those who have already sent in their proxies. As of March 31, 1998, proxies representing more than 42% of the outstanding shares were received, with 94%, 97%, 99% and 96% of those shares voting in favor of Proposals 1, 2, 3 and 4, respectively. In order to conclude the voting, we must receive your vote as soon as possible!

Please take a moment now and vote your shares by any of the three easy methods listed below:

         1.  By Phone:   Please call Shareholder Communications Corporation toll
                         free at 1-800-733-8481, Extension "439". Operators will be available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. Eastern
                         Time.

         2. By Fax:      Fax  your  proxy  to us toll  free  at  1-800-733-1885,
                         anytime.

         3. By Mail:     Return your executed proxy in the enclosed postage paid
                         envelope.

The most critical item on the agenda for the meeting is the proposal to amend the Fund's investment policies to expand the Fund's ability to invest in other Southeast Asian countries in addition to Vietnam. The purpose of the amendment is to provide the Fund with greater investment flexibility so that it may take advantage of a broader range of investment opportunities available in Southeast Asian markets, while permitting the Fund to continue to focus its investment program on Vietnam.

Under the proposed investment policy, the Fund will be able to focus on equity and debt securities of Vietnam issuers to the extent that attractive investments become available. To the extent that such investments are not available, the Fund would look to other Southeast Asian markets for attractive investment opportunities. This proposal and the other items on the agenda are discussed in greater detail in the proxy materials that were previously distributed to shareholders.

If you have any questions regarding the proxy materials or need assistance executing your vote, please call Shareholder Communications Corporation at the above-mentioned number.

Thank you in advance for your participation.